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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement of Form S-1 of our report, dated March 15, 1996, relating to the financial statements of Authentic Specialty Foods, Inc. (formerly Calidad Foods, Inc.). We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                       /s/ RYLANDER, CLAY & OPITZ, L.L.P.
                                     -------------------------------------
                                           RYLANDER, CLAY & OPITZ, L.L.P.

Fort Worth, Texas
August 21, 1997